Exhibit (j)





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in  the  Prospectus  and  "Independent   Auditors"  and  "Financial
Statements" in the Statement of Additional Information in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 5, 2001 for Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Yield Bond Fund, Neuberger Berman Institutional Cash Fund, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Money Fund and Neuberger Berman Municipal Securities Trust (the seven series comprising Neuberger Berman Income Funds) included in the October 31, 2001 Annual Reports to Shareholders of Neuberger Berman Income Funds.



                                                      /s/ Ernst & Young LLP
                                                      --------------------------
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2002